EXHIBIT 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS

Fort Lauderdale, Florida
October 21, 2010

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the third quarter of 2010.  Net income attributable to SEACOR Holdings Inc. for the quarter ended September 30, 2010 was $149.9 million, or $7.14 per diluted share, on operating revenues of $979.8 million.  For the nine months ended September 30, 2010, net income attributable to SEACOR Holdings Inc. was $217.6 million, or $9.99 per diluted share, on operating revenues of $2,069.0 million.

Oil spill response activities following the sinking of the Deepwater Horizon in April defined this period’s results as they reflect the significant combined response effort from SEACOR’s Environmental Services, Offshore Marine Services, Aviation Services and Harbor and Offshore Towing Services business units.  Response activities are now winding down and equipment, people, vessels and helicopters are being released from spill support activities.

For the preceding quarter ended June 30, 2010, net income attributable to SEACOR Holdings Inc. was $64.1 million, or $2.93 per diluted share, on operating revenues of $694.6 million.  Comparison of results for the quarter ended September 30, 2010 with the preceding quarter ended June 30, 2010 is included in the discussion below.

For the quarter ended September 30, 2009, net income attributable to SEACOR Holdings Inc. was $26.3 million, or $1.23 per diluted share, on operating revenues of $446.1 million.  For the nine months ended September 30, 2009, net income attributable to SEACOR Holdings Inc. was $121.6 million, or $5.53 per diluted share, on operating revenues of $1,234.8 million.

Highlights for the Quarter

Offshore Marine Services - Operating income in the third quarter was $69.3 million on operating revenues of $160.9 million compared with operating income of $42.9 million on operating revenues of $147.1 million in the preceding quarter.  Third quarter results included $12.7 million in gains on asset dispositions compared with $2.0 million in gains in the preceding quarter.

Overall operating revenues were $13.8 million higher in the third quarter.  Time charter revenues increased by $6.6 million to $138.2 million primarily due to the deployment of additional vessels in support of the Deepwater Horizon oil spill response.  Other operating revenues were $7.2 million higher in the third quarter primarily due to the provision of other equipment and services associated with the Deepwater Horizon oil spill response and increased bareboat charter revenues.

As of September 30, 2010, the Company had deferred $19.7 million of vessel charter hire scheduled to be paid through the conveyance of a limited net profit interest in developmental oil and gas producing properties owned by a customer.  Of this amount, $1.9 million was deferred in the third quarter.  The Company will continue to recognize revenues as cash is received or earlier should future payments become determinable.

The number of days available for charter in the third quarter decreased by 120, or 1.0%, due to net fleet dispositions.  Overall utilization increased from 77.4% to 83.5% and overall average day rates, based on time charter revenues recognized, decreased by 1.7% from $13,906 per day to $13,667 per day.  As of September 30, 2010, the Company had seven vessels cold-stacked in the U.S. Gulf of Mexico compared with four as of June 30, 2010.

Marine Transportation Services – Marine Transportation Services reported an operating loss in the third quarter of $17.3 million on operating revenues of $18.5 million compared with operating income of $3.3 million on operating revenues of $21.3 million in the preceding quarter.  As previously reported, the Seabulk America was scheduled to undergo a regulatory drydocking in the third quarter, a requirement for continued operation. Given the prevailing market conditions, the Company deferred the drydocking, laid-up the vessel and recognized an impairment charge of $18.7 million which reduced the vessel’s carrying value to its fair value.

Inland River Services - Operating income in the third quarter was $36.0 million on operating revenues of $41.4 million compared with operating income of $6.4 million on operating revenues of $34.6 million in the preceding quarter.  During the third quarter, Inland River Services recognized gains on asset dispositions of $16.5 million from the sale of barges to its South American joint venture and recognized previously deferred gains of $12.2 million following the acquisition of a controlling interest in another of its joint ventures.

Operating income from the pooled hopper fleet increased due to higher freight rates and increased activity on the lower Mississippi River in support of the beginning of harvest season.  The increase was partially offset by a reduction in the liquid unit tow operation primarily due to higher repair and maintenance costs and related downtime.

Aviation Services - Operating income in the third quarter was $11.9 million on operating revenues of $67.1 million compared with operating income of $5.5 million on operating revenues of $62.4 million in the preceding quarter.

Operating revenues were higher primarily due to more flight hours in Alaska in support of offshore oil and gas activities, flightseeing and firefighting contracts.  Revenues from leasing activities improved due to increased flight hours on existing contracts.  Operating expenses were lower due to a reduction in repair and maintenance expense.

Environmental Services – Operating income in the third quarter was $125.0 million on operating revenues of $468.2 million compared with operating income of $78.9 million on operating revenues of $214.6 million in the preceding quarter. The improvement in operating results was primarily due to activities associated with the Deepwater Horizon oil spill response.  Environmental Services provided vessels, equipment and people to support clean-up activities throughout the U.S. Gulf of Mexico region as well as professional assistance, consulting services and software systems in support of incident management activities.

Commodity Trading and Logistics - Commodity Trading and Logistics reported a segment profit in the third quarter of $4.6 million on operating revenues of $216.9 million compared with a segment profit of $0.5 million on operating revenues of $203.1 million in the preceding quarter.  Results from energy trading activities, including the Company’s equity interest in its alcohol manufacturing facility joint venture, improved by $2.4 million compared with the preceding quarter.  Results from rice trading activities also improved while results from sugar trading activities were lower than the preceding quarter.

Harbor and Offshore Towing Services - Operating income in the third quarter was $4.3 million on operating revenues of $19.4 million compared with operating income of $4.9 million on operating revenues of $19.0 million in the preceding quarter. Second quarter results included $1.2 million in gains on asset dispositions.

Interest Expense – Interest expense in the third quarter was lower primarily due to higher capitalized interest, the payoff of various miscellaneous and equipment related notes and the redemption of certain of the Company’s Title XI Bonds in the second quarter.

Marketable Securities - Marketable security losses were $0.1 million in the third quarter compared with losses of $5.4 million in the preceding quarter. The losses in the preceding quarter were primarily the result of losses on long equity positions.

Derivatives – Derivative income, net was $1.6 million in the third quarter primarily due to gains on foreign currency option and future contracts partially offset by commodity swap option and future contracts and equity index and options.

Foreign Currency Losses, net – Foreign currency gains, net were $7.6 million in the third quarter primarily due to the strengthening of the euro against the U.S. dollar.

Stock Repurchases – During the third quarter, the Company purchased 77,200 shares of its common stock at an average price of $77.63 per share.  At the end of the quarter, 21,230,924 shares of SEACOR’s common stock remained outstanding.

Capital Commitments - The Company's unfunded capital commitments as of September 30, 2010 consisted primarily of offshore support vessels, helicopters, an interest in a dry-bulk articulated tug-barge, inland river dry cargo barges and other equipment, and totaled $279.8 million, of which $69.4 million is payable during 2010 and the balance payable through 2013.  Of the total unfunded capital commitments, $2.8 million may be terminated without further liability.  Subsequent to September 30, 2010, the Company committed to purchase additional equipment totaling $4.1 million.  As of September 30, 2010, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $1,052.5 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.  SEACOR offers customers a diversified suite of services including offshore marine, marine transportation, inland river, aviation, environmental, commodity trading and logistics and offshore and harbor towing.  SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.[Missing Graphic Reference]

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating Revenues	$ 979,833	$ 446,079	$ 2,068,984	$ 1,234,828

Costs and Expenses:
Operating	683,219	327,602	1,480,266	832,145
Administrative and general	50,627	41,926	137,626	120,666
Depreciation and amortization	41,312	40,272	124,317	119,364
	775,158	409,800	1,742,209	1,072,175

Gains on Asset Dispositions and Impairments, Net	23,896	5,783	41,953	22,528

Operating Income	228,571	42,062	368,728	185,181

Other Income (Expense):
Interest income	2,562	789	5,788	2,410
Interest expense	(10,274)	(14,267)	(33,862)	(42,679)
Debt extinguishment gains (losses), net	—	2,787	(368)	4,072
Marketable security gains (losses), net	(54)	6,948	(3,499)	14,796
Derivative gains (losses), net	1,648	2,328	(297)	9,704
Foreign currency gains (losses), net	7,585	(939)	(2,616)	6,566
Other, net	10	(57)	656	132
	1,477	(2,411)	(34,198)	(4,999)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	230,048	39,651	334,530	180,182
Income Tax Expense	87,709	15,751	127,424	66,866
Income Before Equity in Earnings of 50% or Less Owned Companies	142,339	23,900	207,106	113,316
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	7,933	2,340	11,678	9,358
Net Income	150,272	26,240	218,784	122,674
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	334	(42)	1,163	1,090
Net Income attributable to SEACOR Holdings Inc.	$ 149,938	$ 26,282	$ 217,621	$ 121,584

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$ 7.21	$ 1.32	$ 10.08	$ 6.13

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$ 7.14	$ 1.23	$ 9.99	$ 5.53

Weighted Average Common Shares Outstanding:
Basic	20,786,721	19,867,226	21,590,917	19,824,913
Diluted	21,000,565	23,458,195	21,785,292	23,374,644

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Operating Revenues	$ 979,833	$ 694,576	$ 394,575	$ 476,510	$ 446,079

Costs and Expenses:
Operating	683,219	484,742	312,305	352,951	327,602
Administrative and general	50,627	46,108	40,891	41,332	41,926
Depreciation and amortization	41,312	41,608	41,397	40,728	40,272
	775,158	572,458	394,593	435,011	409,800

Gains on Asset Dispositions and Impairments, Net	23,896	4,398	13,659	5,147	5,783

Operating Income	228,571	126,516	13,641	46,646	42,062

Other Income (Expense):
Interest income	2,562	1,863	1,363	2,056	789
Interest expense	(10,274)	(11,264)	(12,324)	(16,364)	(14,267)
Debt extinguishment gains (losses), net	—	(364)	(4)	(9,659)	2,787
Marketable security gains (losses), net	(54)	(5,406)	1,961	9,263	6,948
Derivative gains (losses), net	1,648	(4,721)	2,776	1,257	2,328
Foreign currency gains (losses), net	7,585	(7,500)	(2,701)	1,521	(939)
Other, net	10	46	600	112	(57)
	1,477	(27,346)	(8,329)	(11,814)	(2,411)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	230,048	99,170	5,312	34,832	39,651
Income Tax Expense	87,709	37,399	2,316	15,626	15,751
Income Before Equity in Earnings of 50% or Less Owned Companies	142,339	61,771	2,996	19,206	23,900
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	7,933	2,876	869	3,223	2,340
Net Income	150,272	64,647	3,865	22,429	26,240
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	334	565	264	203	(42)
Net Income attributable to SEACOR Holdings Inc.	$ 149,938	$ 64,082	$ 3,601	$ 22,226	$ 26,282

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$ 7.21	$ 2.95	$ 0.16	$ 1.09	$ 1.32

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$ 7.14	$ 2.93	$ 0.16	$ 1.04	$ 1.23

Weighted Average Common Shares of Outstanding:
Basic	20,787	21,733	22,270	20,324	19,867
Diluted	21,001	21,905	22,475	23,417	23,458
Common Shares Outstanding at Period End	21,231	21,218	22,552	22,613	20,230

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Offshore Marine Services
Operating Revenues	$ 160,916	$ 147,123	$ 107,186	$ 121,203	$ 129,839
Costs and Expenses:
Operating	79,205	80,011	73,764	72,205	76,982
Administrative and general	12,378	12,931	12,449	12,770	13,128
Depreciation and amortization	12,758	13,245	13,478	13,770	13,608
	104,341	106,187	99,691	98,745	103,718

Gains on Asset Dispositions and Impairments, Net	12,717	1,964	12,651	3,831	3,852
Operating Income	69,292	42,900	20,146	26,289	29,973
Other Income (Expense):
Derivative losses, net	—	—	—	(157)	—
Foreign currency gains (losses), net	977	425	374	1,781	(1,174)
Other, net	—	—	—	—	14
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,300	1,713	2,251	1,774	2,322
Segment Profit	$ 72,569	$ 45,038	$ 22,771	$ 29,687	$ 31,135

Marine Transportation Services
Operating Revenues	$ 18,540	$ 21,263	$ 19,452	$ 20,497	$ 21,737
Costs and Expenses:
Operating	8,754	8,915	13,432	10,585	11,420
Administrative and general	1,087	1,038	837	1,043	953
Depreciation and amortization	7,320	8,008	8,008	8,005	8,003
	17,161	17,961	22,277	19,633	20,376

Losses on Asset Dispositions and Impairments	(18,677)	(11)	—	—	—
Operating Income (Loss)	(17,298)	3,291	(2,825)	864	1,361
Other Income (Expense):
Foreign currency gains (losses), net	61	(41)	15	1	7
Segment Profit (Loss)	$ (17,237)	$ 3,250	$ (2,810)	$ 865	$ 1,368

Inland River Services
Operating Revenues	$ 41,381	$ 34,596	$ 33,436	$ 53,607	$ 34,314
Costs and Expenses:
Operating	26,535	21,547	19,554	32,052	20,144
Administrative and general	2,898	2,618	2,061	2,137	2,443
Depreciation and amortization	5,415	4,958	4,876	4,756	4,785
	34,848	29,123	26,491	38,945	27,372

Gains on Asset Dispositions	29,445	899	887	1,236	813
Operating Income	35,978	6,372	7,832	15,898	7,755
Other Income (Expense):
Other, net	—	—	10	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	3,522	805	(98)	1,868	140
Segment Profit	$ 39,500	$ 7,177	$ 7,744	$ 17,766	$ 7,895

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Aviation Services
Operating Revenues	$ 67,136	$ 62,433	$ 50,275	$ 54,323	$ 64,259
Costs and Expenses:
Operating	37,492	40,541	32,026	30,667	39,659
Administrative and general	7,274	6,091	5,391	5,972	5,624
Depreciation and amortization	10,889	10,728	10,447	9,876	9,706
	55,655	57,360	47,864	46,515	54,989

Gains on Asset Dispositions and Impairments, Net	412	379	90	313	1,062
Operating Income	11,893	5,452	2,501	8,121	10,332
Other Income (Expense):
Derivative gains (losses), net	(29)	38	(100)	33	(80)
Foreign currency gains (losses), net	(81)	(1,731)	135	(223)	296
Other, net	50	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	663	(442)	(275)	(297)	(186)
Segment Profit	$ 12,496	$ 3,317	$ 2,261	$ 7,634	$ 10,362

Environmental Services
Operating Revenues	$ 468,226	$ 214,629	$ 28,158	$ 44,531	$ 33,827
Costs and Expenses:
Operating	329,497	127,108	20,337	32,822	23,206
Administrative and general	11,508	6,525	6,037	6,155	6,090
Depreciation and amortization	2,249	2,099	1,983	1,811	1,846
	343,254	135,732	28,357	40,788	31,142

Losses on Asset Dispositions	—	(36)	(17)	(208)	(1)
Operating Income (Loss)	124,972	78,861	(216)	3,535	2,684
Other Income (Expense):
Foreign currency gains (losses), net	3	(23)	30	(11)	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	533	54	38	90	34
Segment Profit (Loss)	$ 125,508	$ 78,892	$ (148)	$ 3,614	$ 2,718

Commodity Trading and Logistics
Operating Revenues	$ 216,896	$ 203,064	$ 142,992	$ 171,354	$ 150,866
Costs and Expenses:
Operating	204,467	203,374	147,372	168,694	150,983
Administrative and general	3,716	3,791	2,744	3,632	3,705
Depreciation and amortization	13	15	20	20	7
	208,196	207,180	150,136	172,346	154,695
Operating Income (Loss)	8,700	(4,116)	(7,144)	(992)	(3,829)
Other Income (Expense):
Derivative gains (losses), net	(5,307)	4,611	4,308	802	1,689
Foreign currency gains (losses), net	190	(30)	(717)	49	177
Other, net	—	6	—	(1)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,042	(13)	(1,022)	(282)	—
Segment Profit (Loss)	$ 4,625	$ 458	$ (4,575)	$ (424)	$ (1,963)

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Harbor and Offshore Towing Services
Operating Revenues	$ 19,426	$ 18,987	$ 17,440	$ 16,153	$ 15,574
Costs and Expenses:
Operating	10,540	10,895	10,039	11,110	9,544
Administrative and general	2,483	2,279	2,497	2,698	2,035
Depreciation and amortization	2,116	2,107	2,183	2,197	2,049
	15,139	15,281	14,719	16,005	13,628

Gains (Losses) on Asset Dispositions	—	1,203	—	(25)	58
Operating Income	4,287	4,909	2,721	123	2,004
Other Income (Expense):
Foreign currency gains (losses), net	9	3	(12)	(2)	12
Other, net	—	34	—	—	—
Segment Profit	$ 4,296	$ 4,946	$ 2,709	$ 121	$ 2,016

Other
Operating Revenues	$ 605	$ (18)	$ —	$ 40	$ —
Costs and Expenses:
Operating	19	—	—	—	—
Administrative and general	320	514	348	513	343
Depreciation and amortization	108	—	—	1	—
	447	514	348	514	343
Operating Income (Loss)	158	(532)	(348)	(474)	(343)
Other Income (Expense):
Foreign currency gains (losses), net	25	(18)	(6)	(3)	(2)
Other, net	—	—	—	—	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(127)	759	(25)	70	30
Segment Profit (Loss)	$ 56	$ 209	$ (379)	$ (407)	$ (316)

Corporate and Eliminations
Operating Revenues	$ (13,293)	$ (7,501)	$ (4,364)	$ (5,198)	$ (4,337)
Costs and Expenses:
Operating	(13,290)	(7,649)	(4,219)	(5,184)	(4,336)
Administrative and general	8,963	10,321	8,527	6,412	7,605
Depreciation and amortization	444	448	402	292	268
	(3,883)	3,120	4,710	1,520	3,537

Gains (Losses) on Asset Dispositions	(1)	—	48	—	(1)
Operating Loss	$ (9,411)	$ (10,621)	$ (9,026)	$ (6,718)	$ (7,875)
Other Income (Expense):
Derivative gains (losses), net	$ 6,984	$ (9,370)	$ (1,432)	$ 579	$ 719
Foreign currency gains (losses), net	6,401	(6,085)	(2,520)	(71)	(255)
Other, net	(40)	6	590	113	(70)

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$ 662,278	$ 398,498	$ 452,161	$ 465,904	$ 620,045
Restricted cash	14,823	9,421	35,924	34,014	29,353
Marketable securities	103,150	86,457	63,171	68,139	52,897
Receivables:
Trade, net of allowance for doubtful accounts	512,131	449,142	288,074	301,143	266,537
Other	44,550	50,345	69,892	78,689	74,378
Inventories	66,024	74,434	76,453	76,949	52,502
Deferred income taxes	3,354	3,354	3,354	3,354	5,164
Prepaid expenses and other	17,570	24,075	21,733	15,725	21,121
Total current assets	1,423,880	1,095,726	1,010,762	1,043,917	1,121,997
Property and Equipment	2,899,150	2,896,777	2,886,410	2,833,011	2,794,067
Accumulated depreciation	(850,428)	(821,641)	(785,119)	(754,263)	(718,749)
Net property and equipment	2,048,722	2,075,136	2,101,291	2,078,748	2,075,318
Investments, at Equity, and Receivables from 50% or Less Owned Companies	148,334	201,474	186,605	186,814	166,878
Construction Reserve Funds & Title XI Reserve Funds	272,259	227,184	252,672	289,750	290,871
Goodwill	54,764	54,653	54,443	54,571	53,990
Intangible Assets	21,627	21,195	22,369	23,554	24,762
Other Assets, net of allowance for doubtful accounts	52,846	51,522	55,430	46,265	49,920
	$ 4,022,432	$3,726,890	$ 3,683,572	$ 3,723,619	$ 3,783,736

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$ 13,809	$ 14,154	$ 22,731	$ 36,436	$ 23,765
Current portion of capital lease obligations	1,014	998	982	966	951
Accounts payable and accrued expenses	336,968	223,277	98,984	135,425	105,981
Other current liabilities	237,738	209,571	178,112	142,285	156,800
Total current liabilities	589,529	448,000	300,809	315,112	287,497
Long-Term Debt	681,268	682,134	747,787	748,704	1,027,496
Capital Lease Obligations	5,783	6,067	6,348	6,624	6,895
Deferred Income Taxes	586,466	572,985	574,390	575,440	565,321
Deferred Gains and Other Liabilities	88,130	96,510	100,835	111,848	122,041
Total liabilities	1,951,176	1,805,696	1,730,169	1,757,728	2,009,250
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	358	358	357	356	326
Additional paid-in capital	1,196,445	1,191,943	1,186,871	1,182,023	966,895
Retained earnings	1,764,202	1,614,264	1,550,182	1,546,581	1,524,355
Shares held in treasury, at cost	(891,887)	(887,129)	(786,992)	(768,438)	(722,569)
Accumulated other comprehensive loss	(7,568)	(7,839)	(5,862)	(3,260)	(3,577)
	2,061,550	1,911,597	1,944,556	1,957,262	1,765,430
Noncontrolling interests in subsidiaries	9,706	9,597	8,847	8,629	9,056
Total equity	2,071,256	1,921,194	1,953,403	1,965,891	1,774,486
	$ 4,022,432	$ 3,726,890	$ 3,683,572	$ 3,723,619	$ 3,783,736

SEACOR HOLDINGS INC.
EQUIPMENT BY LINE OF BUSINESS

	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Offshore Marine Services
Anchor handling towing supply	20	20	20	23	21
Crew	54	57	57	57	68
Mini-supply	12	12	11	11	11
Standby safety	26	26	25	25	24
Supply	27	27	26	27	27
Towing supply	8	9	10	13	13
Specialty	12	12	12	9	9
	159	163	161	165	173

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	8

Inland River Services
Inland river dry-cargo barges	1,394	1,449	1,419	1,395	1,385
Inland river liquid tank barges	86	87	87	87	87
Inland river deck barges	26	26	26	26	26
Inland river towboats	32	29	29	29	28
Dry-cargo vessel	1	1	1	1	1
	1,539	1,592	1,562	1,538	1,527

Aviation Services
Light helicopters – single engine	60	60	60	60	60
Light helicopters – twin engine	45	46	48	47	50
Medium helicopters	59	59	59	59	58
Heavy helicopters	9	9	9	8	9
	173	174	176	174	177

Harbor and Offshore Towing Services
Harbor and offshore tugs	31	31	31	31	31
Ocean liquid tank barges	5	5	6	6	6
	36	36	37	37	37